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                 COURTYARD BY MARRIOTT II LIMITED PARTNERSHIP


                                PALM INVESTORS, LLC


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   APRIL 13, 1999



                                 OFFER TO PURCHASE
                 COURTYARD BY MARRIOTT II LIMITED PARTNERSHIP UNITS
                                        FOR
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                               $75,000 CASH PER UNIT*



       PALM IS NOT AN AFFILIATE OF THE GENERAL PARTNER OR OF THE PARTNERSHIP.
                                         *
                 PLEASE CAREFULLY REVIEW THE ENCLOSED TENDER OFFER.
                                         *
     PAYMENT TO YOU WILL BE MADE WITHIN 5 BUSINESS DAYS FROM (i) MAY 14, 1999,
      THE "EXPIRATION DATE" OF THE OFFER (UNLESS EXTENDED), AND (ii) FOLLOWING WRITTEN CONFIRMATION FROM THE PARTNERSHIP THAT PALM HAS BEEN ADMITTED AS A
           SUBSTITUTE LIMITED PARTNER ON THE RECORDS OF THE PARTNERSHIP.
                                         *
     AN AGREEMENT OF SALE IS ENCLOSED WHICH YOU MUST PROPERLY COMPLETE AND DULY
           EXECUTE IN ACCORDANCE WITH THE INSTRUCTIONS AND RETURN TO PALM.

 *A SELLING UNIT HOLDER WILL ALSO RECEIVE THE $1,500 PER UNIT DISTRIBUTION TO BE
                    MADE BY THE PARTNERSHIP IN APRIL/MAY, 1999.

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           PLEASE CALL US AT (800) 891-4105, IF YOU HAVE ANY QUESTIONS.
                  THANK YOU FOR YOUR CONSIDERATION OF OUR OFFER.


    1650 HOTEL CIRCLE NORTH, SUITE 200 - SAN DIEGO, CA 92108 - (800) 891-4105
                            - FACSIMILE (619) 686-2056